Exhibit 99.1

Viasat Releases First Quarter Fiscal Year 2021 Financial Results

CARLSBAD, Calif., August 6, 2020 — Viasat Inc. (NASDAQ: VSAT), a global communications company, today announced its first quarter fiscal year 2021 financial results in a letter to shareholders, which is posted to the investor relations section of its website.

As previously announced, the Company will host a conference call and webcast tomorrow morning, August 7, before the market opens at 5:30 a.m. Pacific / 8:30 a.m. Eastern Time. To participate on the live conference call, please dial: (877) 640-9809 in the U.S. or (914) 495-8528 internationally, and reference the conference ID 6073266. The live webcast will be available on Viasat’s investor relations website at: investors.viasat.com.

A replay of the conference call will be available from 8:30 p.m. Pacific Time on Friday, August 7 until 8:30 p.m. Pacific Time on Saturday, August 8. To access the replay, please dial: (855) 859-2056 in the U.S. and (404) 537-3406 internationally, and enter the conference ID 6073266. The webcast will be archived and available on the Viasat investor relations website for approximately one month immediately following the conference call.

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. For more than 30 years, Viasat has helped shape how consumers, businesses, governments and militaries around the world communicate. Today, the Company is developing the ultimate global communications network to power high-quality, secure, affordable, fast connections to impact people’s lives anywhere they are—on the ground, in the air or at sea. To learn more about Viasat, visit: www.viasat.com, go to Viasat’s Corporate Blog, or follow the Company on social media at: Facebook, Instagram, LinkedIn, Twitter or YouTube.

Copyright © 2020 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Viasat, Inc. Contacts

Chris Phillips, Corporate Communications & Public Relations, +1 760-476-2322, Christina.Phillips@viasat.com

June Harrison, Investor Relations, 760-476-2633, IR@viasat.com

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